Exhibit 3.1
FORM NO. 2
BERMUDA
THE COMPANIES ACT 1981
MEMORANDUM OF ASSOCIATION OF
COMPANY LIMITED BY SHARES
(Section 7(1) and (2))

MEMORANDUM OF ASSOCIATION

OF

London & Overseas Freighters Limited
(hereinafter referred to as "the Company")

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	We, the undersigned, namely,

NAME	ADDRESS	BERMUDIAN STATUS (Yes/No)	NATIONALITY	NUMBER OF SHARES SUBSCRIBED

Olin M. Sharpe		Yes	British	One
Church Street	Clarendon House Hamilton HM 11 Bermuda

Nicholas G. Trollope	As above	Yes	British	One

John C.R. Collis	As above	Yes	British	One

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.	The Company is to be an exempted/~~local~~* Company as defined by the Companies Act 1981.

4.	The Company has power to hold land situated in Bermuda not exceeding in all, including the following parcels—

Nil

5.	The Company ~~proposes~~/does not propose* to carry on business in Bermuda

6.	The authorised share capital of the Company is US$12,000 divided into shares of US$0.50 each. The minimum subscribed share capital of the Company is US$12,000

7.	The objects for which the Company is formed and incorporated are —

Please see schedule attached.

*Delete as applicable.

THE COMPANIES ACT 1981
MEMORANDUM OF ASSOCIATION OF
COMPANY LIMITED BY SHARES
(Section 7(1) and (2))

London & Overseas Freighters Limited

Schedule to Form 2
Objects/Powers of the Company

7)	Objects of the company

1)
to act and to perform all the functions of a holding company in all its branches and to co-ordinate the policy and administration of any subsidiary company or companies wherever incorporated or carrying on business or of any group of companies of which the Company or any subsidiary company is a member or which are in any manner controlled directly or indirectly by the Company;

2)
to act as an investment company and for that purpose to acquire and hold upon any terms and, either in the name of the Company or that of any nominee, shares, stock, debentures, debenture stock, annuities, notes, mortgages, bonds, obligations and securities, foreign exchange, foreign currency deposits and commodities, issued or guaranteed by any company wherever incorporated or carrying on business, or by any government, sovereign, ruler, commissioners, public body or authority, supreme, municipal, local or otherwise, by original subscription, tender, purchase, exchange, underwriting, participation in syndicates or in any other manner and whether or not fully paid up, and to make payments thereon as called up or in advance of calls or otherwise and to subscribe for the same, whether conditionally or absolutely, and to hold the same with a view to investment, but with the power to vary any investments, and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof, and to invest and deal with the moneys of the company not immediately required upon such securities and in such manner as may be from time to time determined;

3)	as set out in paragraphs (b) to (n) and (p) to (t) inclusive of the Second Schedule to the Companies Act 1981;

4)
to enter into any guarantee, contract of indemnity or suretyship and to assure support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence.

8)	Powers of the company

1)	the Company shall, pursuant to Section 42 of the Companies Act 1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed;

2)	the Company shall, pursuant to Section 42A of the Companies Act 1981, have the power to purchase its own shares;

3)
the Company shall have the power to grant pensions, annuities, or other allowances, including allowances on death, to or for the benefit of any directors, officers or employees or former directors, officers or employees of the company or any company which at any time is or was a subsidiary or a holding company or another subsidiary of a holding company of the Company or otherwise associated with the company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the company or whom the Company considers have any moral claim on the Company or to their relations, connections or dependants, and to establish or support or aid in the establishment or support of any associations, institutions, clubs, schools, building and housing schemes, funds and trusts, and to make payments toward insurance or other arrangements likely to benefit any such persons or otherwise advance the interests of the Company or of its members, and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly, to further the interests of the Company or of its Members or for any national, charitable, benevolent, educational, religious, social, public, general or useful object;

4)	the company shall not have the powers set out in paragraphs 1 and 8 of the First Schedule to the Companies Act 1981.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof —

SUBSCRIBED this 9th day of June 1992

STAMP DUTY (To be affixed)

RC3
E.L.

THE COMPANIES ACT 1981

FIRST SCHEDULED

A company limited by shares may exercise all or any of the following powers subject to any provision of the law or its memorandum —

1.	~~to carry on any other business capable of being conveniently carried on in connection with its business or likely to enhance the value of or making profitable any of its property or rights;~~

2.	to acquire or undertake the whole or any part of the business, property and liabilities of any person carrying on any business that the company is authorized to carry on;

3.
to apply for register, purchase, lease, acquire, hold, use, control, licence, sell, assign or dispose of patents, patent rights, copyrights. trade marks, formulae, licences, inventions, processes, distinctive marks and similar rights;

4.
to enter into partnership or into any arrangement for sharing of profits, union of interests, cooperation, joint venture, reciprocal concession or otherwise with any person carrying on or engaged in or about to carry on or engage in any business or transaction that the company is authorized to carry on or engage in or any business or transaction capable of being conducted so as co benefit the company;

5.
to take or otherwise acquire and hold securities in any other body corporate having objects altogether or in pan similar to those of the company or carrying on any business capable of being conducted so as to benefit the company;

6.
subject to section 96 to lend money to any employee or to any person having dealings with the company or with whom the company proposes to have dealings or to any other body corporate any of whose shares are held by the company;

7.
to apply for, secure or acquire by grant legislative enactment, assignment, transfer, purchase or otherwise and to exercise, carry out and enjoy any charter, licence, power, authority, franchise, concession right or privilege, that any government or authority or any body corporate or other public body may he empowered to grant, and to pay for, aid in and contribute toward carrying it into effect and to assume any liabilities or obligations incidental thereto;

8.
to establish and support or aid in the establishment and support of associations, institutions, funds or trusts for the benefit of employees or former employees of the company or its predecessors, or the dependants or connections of such employees or former employees, and grant pensions and allowances, and make payments towards insurance or for any object similar to those set forth in this paragraph, and to subscribe or guarantee money for charitable, benevolent, educational or religious objects or for any exhibition or for any public, general or useful objects;

9.	to promote any company for the purpose of acquiring or taking over any of the property and liabilities of the company or for any other purpose that may benefit the company;

10.	to purchase, lease, take in exchange, hire or otherwise acquire any personal property and any rights or privileges that the company considers necessary or convenient for the purposes of its business;

11.	to construct, maintain, alter, renovate and demolish any buildings or works necessary or convenient for its objects;

12.
to take land in Bermuda by way of lease or letting agreement for a term not exceeding twenty-one years, being land "bona fide" required for the purposes of the business of the company and with the consent of the Minister granted in his discretion to take land in Bermuda by way of lease or letting agreement for a similar period in order to provide accommodation or recreational facilities. for its officers and employees and when no longer necessary for any of the above purposes to terminate or transfer the lease or letting agreement;

13.
except, to the extent, if any, as may be otherwise expressly provided in its incorporating Act or memorandum and subject to the provisions of this Act every company shall have power to invest the moneys of the Company by way of mortgage of real or personal property of every description in Bermuda or elsewhere and to sell, exchange, vary, or dispose of such mortgage as the company shall from time m time determine;

14.
to construct. improve, maintain, work, manage. carry out or control any roads, ways, tramways, branches or sidings, bridges, reservoirs, watercourses. wharves, factories, warehouses. electric works, shops. stores and other works and conveniences that may advance the interests of the company and contribute to, subsidize or otherwise assist or take part in the construction, improvement, maintenance. working, management, carrying out or control thereof;

15.
to raise and assist in raising money for, and aid by way of bonus, loan, promise, endorsement, guarantee or otherwise, any person and guarantee the performance or fulfilment of any contracts or obligations of any person, and in particular guarantee the payment of the principal of and interest on the debt obligations of any such person;

16.	to borrow or raise or secure the payment of money in such manner as the company may think fit;

17.	to draw, make, accept, endorse, discount, execute and issue bills of exchange, promissory notes, bills of lading, warrants and other negotiable or transferable instruments;

18.
when properly authorized to do so, to sell, lease, exchange or otherwise dispose of the undertaking of the company or any part thereof as an entirety or substantially as an entirety for such consideration as the company thinks fit;

19.	to sell, improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with the property of the company in the ordinary course of its business;

20.
to adopt such means of making known the products of the company as may seem expedient, and in particular by advertising, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes and rewards and making donations;

21.
to cause the company to be registered and recognized in any foreign jurisdiction, and designate persons therein according to the laws of that foreign jurisdiction or to represent the company and to accept service for and on behalf of the company of any process or suit;

22.	to allot and issue fully-paid shares of the company in payment or part payment of any property purchased or otherwise acquired by the company or for any past services performed for the company;

23.
to distribute among the members of the company in cash. specie or otherwise as may be resolved, by way of dividend, bonus or in any other manner considered advisable, any property of the company, but not so as to decrease the capital of the company unless the distribution is made for the purpose of enabling the company co be dissolved or the distribution, apart from this paragraph, would be otherwise lawful;

24.	to establish agencies and branches;

25.
to take or hold mortgages, hypothecs, liens and charges to secure payment of the purchase price, or of any unpaid balance of the purchase price. of any part of the property of the company of whatsoever kind sold by the company, or for any money due to the company from purchasers and others and to sell or otherwise dispose of any such mortgage, hypothec, lien or charge;

25.	to pay all costs and expenses of or incidental to the incorporation and organization of the company;

27.	to invest and deal with the moneys of the company not immediately required for the objects of the company in such manner as may be determined;

28.
to do any of the things authorized by this subsection and all things authorized by its memorandum as principals, agents. contractors, trustees or otherwise, and either alone or in conjunction with others;

29.	to do all such other things as are incidental or conducive to the attainment of the objects and the exercise of the powers of the company.

Every company may exercise its powers beyond the boundaries of Bermuda to the extent to which the laws in force where the powers are sought to be exercised permit.

THE COMPANIES ACT 1981

SECOND SCHEDULE

A company may by reference include in its memorandum any of the following objects that is to say the business of —

~~(a)~~	~~insurance and re-insurance of all kinds;~~

(b)	packaging of goods of all kinds;

(c)	buying, selling and dealing in goods of all kinds;

(d)	designing and manufacturing of goods of all kinds;

(e)	mining and quarrying and exploration for metals, minerals; fossil fuels and precious stones of all kinds and their preparation for sale or use;

(f)	exploring for, the drilling for, the moving, transporting and refining petroleum and hydro carbon products including oil and oil products;

(g)
scientific research including the improvement, discovery and development of processes, inventions, patents and designs and the construction, maintenance and operation of laboratories and research centres;

(h)	land, sea and air undertakings including the land, ship and air carriage of passengers, mails and goods of all kinds;

(i)	ships and aircraft owners, managers, operators, agents, builders and repairers;

(j)	acquiring, owning, selling, chartering, repairing or dealing in ships and aircraft;

(k)	travel agents, freight contractors and forwarding, agents;

(l)	dock owners, wharfingers, warehousemen;

(m)	ship chandlers and dealing in rope, canvas oil and ship stores of all kinds;

(n)	all forms of engineering;

~~(o)~~	~~developing, operating, advising or acting as consultants to any other enterprise or business;~~

(p)	farmers, livestock breeders and keepers, graziers, butchers, tanners and processors of and dealers in all kinds of five and dead stock, wool, hides, tallow, grain, vegetables and other produce;

(q)	acquiring by purchase or otherwise and holding as an investment inventions, patents, trade marks, trade names, trade secrets, designs and the like;

(r)	buying, selling, hiring, letting and dealing in conveyances of any sort; and

(s)	employing, providing, hiring out and acting as agent for artists, actors, entertainers of all sorts, authors, composers, producers, engineers and experts or specialists of any kind.

(t)	to acquire by purchase or otherwise hold, sell, dispose of and deal in real property situated outside Bermuda and in personal property of all kinds wheresoever situated.

FORM NO. 7a	Registration No. 17460

BERMUDA

CERTIFICATE OF DEPOSIT OF
MEMORANDUM OF INCREASE OF SHARE CAPITAL

THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

Frontline Ltd.

was delivered to the Registrar of Companies on the 29th day of August, 2000 in accordance with section 45(3) of the Companies Act 1981 ("the Act").

Capital prior to increase:	US$250.000,000.00

Amount of increase:	US$ 62,500.000.00

Present Capital:	US$312,500,000.00

FORM NO. 7a	Registration No. 17460

BERMUDA

CERTIFICATE OF DEPOSIT OF
MEMORANDUM OF INCREASE OF SHARE CAPITAL

THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of
London & Overseas Freighters Limited

was delivered to the Registrar of Companies on the 11th day of May, 1998 in accordance with section 45(3) of the Companies Act 1981 ("the Act").

Capital prior to increase:	US$ 25,000,000.00

Amount of increase:	US$225,000,000,00

Present Capital:	US$250,000,000.00

FORM NO. 7a

BERMUDA

THE COMPANIES ACT 1981

CERTIFICATE OF DEPOSIT OF
MEMORANDUM OF INCREASE OF SHARE CAPITAL

THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

London & Overseas Freighters Limited

was deposited in the Office of the Registrar of Companies

on the

30th day of November, 1993

Capital prior to increase	US$ 8,250,000.00

Amount of increase	US$16,750,000.00

Present capital	US$25,000,000.00

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FORM NO. 7a

BERMUDA
THE COMPANIES ACT 1981
CERTIFICATE OF DEPOSIT OF
MEMORANDUM OF INCREASE OF SHARE CAPITAL

THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

London & Overseas Freighters Limited

was deposited in the Office of the Registrar of Companies

on the

24th day of July, 1992

Capital prior to increase	US$12,000.00

Amount of increase	US$8,238,000.00

Present capital	US$8,250,000.00

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